Exhibit 4.5



                              SHARE TRANSFER DEED

This Share Transfer Deed is made this 29th day of September 2004 between:

Koor Industries Limited, of 14 Hamelacha St., Afek Industrial Park, Rosh-Ha'Ayin 48091, Israel (the "Transferor")

and

Tamar Borovitz, i.d. number 056400997 (the "Transferee")

RECITALS

A. The Transferor and the Transferee are each shareholders in Knafaim - Arkia Holdings Ltd., a public company incorporated under the laws of the State of Israel and with company number 52-004070-0 (the "Company").

B. The Transferor wishes to sell and the Transferee wishes to purchase 144,514 Ordinary Shares of NIS 1.00 nominal value each of the Company (the "Shares"), representing approximately 1% of the issued share capital of the Company.

C. The Transferor has good and marketable title to the Shares and the Shares are fully paid and are not subject to any capital call, lien, encumbrance, pledge, charge, right of first refusal or other third party right.

D.     The Shares are listed for trading on the Tel Aviv Stock Exchange.


THEREFORE, the Transferor and Transferee hereby agree as follows:

1. Subject to the terms and conditions listed herein and payment in full by the Transferee to the Transferor of the amount of NIS 52.70 per share, resulting in a total purchase price for the Shares of NIS 7,615,888 (the "Purchase Price"), the Transferor hereby transfers the Shares to the Transferee.

Terms and Conditions
--------------------

2.     Closing and Effectiveness of Transfer
       -------------------------------------

       2.1 The closing of the sale of the Shares (the "Closing") shall take place at the offices of Herzog, Fox and Neeman, Advocates or at such other place as the parties shall agree, on October 4, 2004 at 10:00am.

       2.2 At the Closing, the following actions and occurrences will take place, all of which shall be deemed to have occurred simultaneously and no action shall be deemed to have been completed and this Deed shall not be deemed to have been delivered, until all actions are completed and all documents delivered:

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                (a)       The Transferee shall pay the Purchase Price in
                          immediately available funds to the account of the Transferor at Bank Hapoalim Ltd., Branch No. 600, Account No. 664481;

                (b) The Transferor shall deliver the Shares to the Transferee, by arranging for the Shares to be credited to the account of the Transferee at Union Bank Ltd, Branch No.063, Account No.59384-03.

3.     Warranties and Representations
       ------------------------------

       3.1      The Transferor hereby warrants and represents:

                (a) The statements contained in Recitals C and D above are true and correct on the date hereof and shall remain true and correct as at Closing.

                (b) The Transferor has taken all necessary action to authorize the signature and delivery of this Deed and the performance of the obligations of the Transferor hereunder. Such obligations are valid, binding and enforceable against the Transferor in accordance with their terms.

                (c) No approval, authorisation or permit is required by the Transferor for the transaction contemplated by this Share Transfer Deed.

                The Shares are being transferred as is, and the Transferor has made or is making no representation, warranty or covenant, including without limitation with respect to the Shares, the transfer of Shares, or the Company, except as expressly set forth herein.

       3.2      The Transferee hereby warrants and represents:

                (a) The Transferee has and will have sufficient funds available to it at Closing to pay the Purchase Price.

                (b) The Transferee has taken all necessary actions to authorize the signature and delivery of this Deed and the performance of the obligations of the Transferee hereunder. Such obligations are valid, binding and enforceable against the Transferee in accordance with their terms.

                (c) No approval, authorisation or permit is required by the Transferee for the transaction contemplated by this Share Transfer Deed.

                The Transferee hereby acknowledges and confirms that the Shares are being purchased by and transferred to it as is, and that it has not relied and will not rely on any representation, warranty or covenant, including without limitation, with respect to the Shares, the transfer of Shares, or the Company, except as expressly set forth herein.

4.     Governing Law
       -------------

       This Deed shall be governed by and construed in accordance with the laws of the State of Israel.

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5.     Jurisdiction
       ------------

       The competent courts of the city of Tel Aviv-Jaffa shall have exclusive jurisdiction over all matters related to or arising in connection with this Deed and no other courts shall have any jurisdiction whatsoever in respect of such matters.

6.     Miscellaneous
       -------------

       6.1 All notices or other communications hereunder shall be in writing and shall be given in person, by registered mail (registered international air mail if mailed internationally), by an overnight courier service which obtains a receipt to evidence delivery, or by facsimile transmission (provided that written confirmation of receipt is provided) with a copy by mail, addressed as set forth below:

                 If to the Transferor:    Koor Industries Limited
                                          14 Hamelacha St., Afek Industrial Park
                                          Rosh-Ha'Ayin 48091, Israel
                                          Fax: 03-9008313
                                          Attn: Yuval Yanai

                 With a copy to:          Herzog, Fox & Neeman
                                          4 Weizmann St.
                                          Tel-Aviv 64239, Israel
                                          Fax:  03-6966464
                                          Attn: Ehud Sol, Adv.

                 If to the Transferee:    Tamar Borovitz
                                          2 Raul Valenberg St.
                                          Tel Aviv
                                          Fax: 03-7684001

                 with a copy to:          Yigal Arnon and Co.
                                          1 Azrieli St.
                                          Tel Aviv
                                          Fax: 03-6087727
                                          Attn: Ronit Amir-Yaniv, Adv.

                or such other address as any party may designate to the other in accordance with the aforesaid procedure. All communications delivered in person or by courier service shall be deemed to have been given upon delivery, those given by facsimile transmission shall be deemed given on the business day following transmission with confirmed answer back, and all notices and other communications sent by registered mail (or air mail if the posting is international) shall be deemed given ten (10) days after posting.

       6.2 This Deed may be amended only by a document in writing signed by the Transferor and Transferee.

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       6.3      This Deed contains the entire understanding of the parties with respect to its subject matter and all prior negotiations, discussions, agreements, commitments and understandings between them with respect thereto not expressly contained herein shall be null and void in their entirety, effective immediately with no further action required.

       6.4 The Transferee may not assign, sell or otherwise transfer its rights under this Deed.


IN WITNESS whereof the parties hereto have executed this Deed the day and year first above written.


By: /s/ Yuval Yanai     /s/ Aaron Zuker   By: /s/ Tamar Borovitz
    -----------------------------------       -------------------
Koor Industries Ltd.
Name:   Yuval Yanai     Aaron Zuker       Name:  Tamar Borovitz
Title:  CFO             VP                Title:




By: /s/ Efrat Ram                         By: /s/ Efrat Ram
    ----------------------------------    -------------------------------------
Witness to the signature of Transferor    Witness to the signature of Transferee
Name: Efrat Ram, Adv.                     Name: Efrat Ram, Adv.
Title:                                    Title: